EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Dan L. Jonson, certify to the best of my knowledge based upon a review of the Quarterly Report on Form 10-QSB of Solution Technology International, Inc. for the quarter ended September 30, 2006 (the “Form 10-Q”), that the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Solution Technology International, Inc. for the periods covered by the Form 10-Q.

Dated: November 15, 2006

By:	/s/ Dan L. Jonson
Dan L. Jonson, Chief Executive Officer

I, Michael Pollack, certify to the best of my knowledge based upon a review of the Quarterly Report on Form 10-QSB of Solution Technology International, Inc. for the quarter ended September 30, 2006 (the “Form 10-Q”), that the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Solution Technology International, Inc. for the periods covered by the Form 10-Q.

Dated: November 15, 2006

By:	/s/ Michael Pollack
Michael Pollack, Chief Financial Officer